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                                   EXHIBIT 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8, Nos. 33-98298, 33-54268, and 333-32855) pertaining to the Stock
Option and Incentive Plans of First Federal Capital Corp of our report dated January 17, 2002, with respect to the consolidated financial statements of First Federal Capital Corp included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                         /s/ Ernst & Young

March 1, 2002
Milwaukee, Wisconsin













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